NOTE AND WARRANT PURCHASE AGREEMENT


      THIS NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of this 28th day of September, 2005, by and between Galaxy Nutritional Foods, Inc., a Delaware corporation (the "Company"), and SRB Greenway Capital, L.P. (the "Investor").

      WHEREAS, the Company desires to issue and sell to selected "accredited investors" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Note and Warrant (as those terms are defined below).

      WHEREAS, the Investor has agreed to loan to the Company the Loan Amount (as defined below) (the "Loan") pursuant to the terms and conditions set forth herein and in the Note.

      WHEREAS, the Investor acknowledges that the Company is entering into other Note and Warrant Purchase Agreements substantially similar to this Agreement (the "Other Purchase Agreements") and offering notes and warrants substantially similar to the Note and Warrant issued pursuant to this Agreement (the "Other Notes" and "Other Warrants", respectively) to other accredited investors ("Other Investors") making loans to the Company in an aggregate amount (including the
Loan) of no more than $2,400,000.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                TERMS OF THE LOAN

Section 1.1 The Loan.

      (a) Loan Amount. Subject to the terms and conditions herein and in the Note, and subject to the provisions of Section 1.1(b) hereof, the Investor agrees to loan to the Company $69,600.00 (the "Loan Amount"), which Loan shall evidenced by a Promissory Note in favor of the Investor, in the form attached hereto as Exhibit A (the "Note"), dated the date on which such funds were received by the Company from the Investor. The Loan shall be made in accordance with and subject to the terms and conditions of the Note.

      (b) Payment of the Loan Amount. The Loan Amount from the Investor shall be paid to the Company upon or prior to October 3, 2005.

Section 1.2 Use of Proceeds. The proceeds of the Loan shall be used by the Company primarily for general working capital and other general corporate purposes for the Company and its affiliates, and as otherwise provided herein.

Section 1.3 Conditions Precedent. The Investor's obligation to make the Loan shall be subject to the fulfillment to the Investor's satisfaction of the following conditions:

      (a) Delivery of Note and Warrant. The Investor shall have received a fully executed Note and a fully executed redeemable warrant certificate to purchase such number of shares of common stock of the Company equal to 1 share per every $4 of the Loan Amount in the form attached hereto as Exhibit B (the "Warrant").

      (b) Delivery of Registration Rights Agreement. The Investor shall have received a fully executed Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

      (c) Representations and Covenants. All of the representations and warranties of the Company herein shall be true and correct and it shall have fulfilled all of its obligations hereunder in all material respects.

      (d) Absence of Violation or Litigation. The consummation of the transactions contemplated hereby shall not be in violation of any law or regulation applicable to the Company. The Company shall not be subject to any injunction, stay or restraining order nor shall it be required to make or to obtain any filings, approvals or consents which shall not have been previously made or obtained.

      (e) All Proceedings Satisfactory. All organizational and other proceedings taken by the Company in connection with the transactions contemplated by this Agreement, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received copies thereof and other materials (certified, if requested) as it may reasonably request in connection therewith. The issuance and sale of the Note and the Warrant shall be made in conformity with all applicable state and federal securities laws.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES; COVENANTS.

Section 2.1 Company Representations and Warranties.

      (a) Organization and Company Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all required power and authority to carry on its business as presently conducted, to enter into and perform this Agreement, the Note, the Warrant, the Registration Rights Agreement and any other agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby.

      (b) Authorization and Non-Contravention. This Agreement and all documents executed pursuant hereto are valid and binding obligations of the Company, enforceable in accordance with their terms. The execution, delivery and performance of this Agreement and all agreements, documents and instruments contemplated hereby, the issuance and delivery of the Note and Warrant and, upon exercise of the Warrant, the issuance and delivery of the equity securities purchasable upon exercise of the Warrant, have been duly authorized by all necessary corporate or other action of the Company.

Section 2.2 Securities Law Compliance.

      (a) The Investor agrees that its Note, Warrant, and the securities issuable upon exercise of the Warrant, are being acquired for investment and that such Investor will not offer, sell or otherwise dispose of its Note, Warrant, or any securities issuable upon exercise of the Warrant, except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. Each Note, Warrant and all securities issued upon exercise of the Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN EXEMPTION THEREFROM, AND, IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS."

      (b) Restricted Securities. The Investor understands that its Note, Warrant and the securities issuable upon exercise of the Warrant, will not be registered at the time of their issuance under the Securities Act for the reason that the sales provided for in this Agreement are exempt pursuant to Section 4(2) of the Securities Act based on the representations of the Investor set forth herein. The Investor represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of the investment. The Investor further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of its Note, Warrant and the business of the Company, and to obtain additional information to such Investor's satisfaction. All documents, records and books pertaining to the Company and this investment have been made available to the Investor and its representatives, including each Investor's attorney and accountant, that the books and records of the Company will be available upon reasonable notice for inspection by the Investor during reasonable business hours at the Company's principal place of business, and the Investor have had access to and the opportunity to request information from and ask questions of the officers and a directors of the Company. The Investor further represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act, as presently in effect. The Investor further represents that the Note and the Warrant are being acquired for the account of such Investor for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. If an Investor is a corporation, business trust, partnership, limited liability company or other entity, such Investor represents that it was not formed for the specific purpose of acquiring the securities offered hereby and has total assets of more than $5,000,000. If an Investor is an individual, such Investor represents that (A) the Investor is a natural person whose individual net worth, or joint net worth with spouse, exceeds $1 million at the time of purchase (in this instance, the term "net worth" means the excess of assets at fair market value, including home and personal property, over total liabilities, including mortgages and income taxes on unrealized appreciation of assets); or (B) the Investor is a natural person who has had individual income of more than $200,000 in each of the two most recent years (2003 and 2004), or joint income with that person's spouse of more than $300,000 in each of those years, and reasonably expects to reach the same income level in the current year (2005). (The term "individual income" means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (excluding any amount attributable to a spouse or to property owned by a spouse): (1) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"); (2) the amount of losses claimed as a partner in a limited partnership (as reported on Schedule E of Form 1040); and
(3) any deduction claimed for depletion under Section 611 et seq. of the Code).

      (c) State of Residence. The Investor represents that it is a legal resident of, or, if such Investor is an entity, has its principal place of business in, the state listed on the signature page of this Agreement.

Section 2.3 Advice of Consultants. The Investor has obtained the advice of independent counsel and tax advisors of Investor's choice in entering into this Agreement and the transactions contemplated hereby or has knowingly elected not to receive such counsel.

Section 2.4 No Preferential Treatment. Until all of the Company's obligations hereunder are paid and performed in full, the Company shall not, without the prior consent of the Investor, (a) make any payment or other consideration with respect to any Other Note unless the Company makes the same payment or other consideration with respect to the Note, pro rata based on the relative principal amounts of the Note and Other Notes; or (b) amend or waive any provision of any Other Purchase Agreement, Other Note or Other Warrant that would (i) increase the interest rate of such Other Note, (ii) shorten the maturity date of such Other Note, (iii) provide for any payments of principal prior to maturity under such Other Note, or (iv) otherwise materially adversely affect the rights of the Investor hereunder or under the Note or Warrant.

Section 2.5 Indebtedness Covenant.

      (a) Until all of the Company's obligations hereunder are paid and performed in full, the Company shall not, without the prior consent of the Investor, incur any Indebtedness other than (i) the obligations incurred hereby or pursuant to the Other Purchase Agreements not exceeding $2,400,000 in principal in the aggregate outstanding at any time, (ii) obligations to Textron Financial Corporation, or its successors or assigns, not exceeding $7,500,000 in principal in the aggregate outstanding at any time, (iii) obligations to Wachovia Bank, N.A., or its successors or assigns, not exceeding $11,000,000 in principal in the aggregate outstanding at any time, and (iv) any other indebtedness not otherwise permitted by this Section 2.5 not exceeding $5,000,000 in principal in the aggregate outstanding at any time.

      (b) As used herein, "Indebtedness" means any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables arising in the ordinary course of business, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business, (v) as lessee under capitalized leases, (vi) secured by a Lien on any asset of the Company, whether or not such obligation is assumed by the Company; provided, however, Indebtedness shall not be deemed to include (x) any liability or obligation as lessee under any operating leases, (y) any letters of credit or similar instruments issued to secured payment of rent under any operating leases, or (z) any payroll obligations. As used herein "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

                                  ARTICLE III

                              TRANSFER RESTRICTIONS

Section 3.1 Transfers Void. The Investor agrees that it may not sell, give, transfer, assign or otherwise dispose of its Note or Warrant, except as expressly permitted by Section 3.2 hereof. Any purported sale, gift, transfer, assignment or other disposition, or pledge of or grant of security interest in, any Note or Warrant in violation of this Article III shall be null and void.

Section 3.2 Transfers to Affiliates. The Investor may, at any time, transfer all of such Investor's Note and Warrant (but not less than all, and not separately), to any of its affiliates, provided such affiliate is an "accredited investor."

Section 3.3 Legend. The Note and the Warrant shall be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE/WARRANT IS SUBJECT TO THE PROVISIONS OF A NOTE AND WARRANT AGREEMENT, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE."

                                   ARTICLE IV

                                     DEFAULT

Section 4.1 Events of Default. With respect to the Investor, if, while any part of the principal of the Investor's Note remains unpaid, any one of the following "Events of Default" shall occur:

      (a) An order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization or liquidation of the Company, or appointing a receiver, trustee or liquidator of the Company of all or a substantial part of its assets, which such order, judgment or decree has not been effectively stayed within sixty (60) days after entry;

      (b) the Company shall (i) from this date forward, admit in writing to its inability to pay its debts as they mature; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated bankrupt or insolvent; (iv) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law; (v) file any answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or fail to dismiss such petition within sixty (60) days after the filing thereof; or (vi) take any action for the purpose of effecting any of the foregoing;

      (c) the failure by the Company to observe and perform any material covenant, condition and agreement under this Agreement which failure is not cured within thirty (30) days, after written notice from the Investor or discovery by the Company; and

      (d) the failure by the Company to observe and perform any material covenant, condition and agreement under the Note or Warrant which failure is not cured within the applicable cure period (or thirty (30) days if no cure period is expressly provided for such failure), after written notice from the Investor or discovery by the Company;

then and in every such event such Investor may, upon written notice to the Company, declare the Note to be due and payable in full, whereupon the Note shall become due and payable in full.

                                   ARTICLE V

                                  MISCELLANEOUS

Section 5.1 Notices. All necessary notices, demands and requests permitted or required under this Agreement shall be in writing and shall be deemed effective
(a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified below, the appropriate answer back is received and a copy is sent to such party by an express mail carrier at the address indicated below,
(b) three business days after being mailed by certified mail, return receipt requested, postage prepaid to the applicable party at the address indicated below or (c) one business day after being sent by an express mail carrier to the applicable party at the address indicated below:

If to the Company:      Galaxy Nutritional Foods, Inc.
                        2441 Viscount Row
                        Orlando, Florida 32809
                        Facsimile: (407) 855-1099
                        Attention: Michael E. Broll

With copies to:         Baker & Hostetler LLP
                        200 S. Orange Avenue, Suite 2300
                        Orlando, Florida  32801
                        Facsimile: (407) 841-0168
                        Attn: Kenneth C. Wright, Esq.

If to the Investor:     300 Crescent Court
                        Suite 1111
                        Dallas, Texas 75201
                        Facsimile: _______________________
                        Attention: _______________________
or such other address or facsimile number as such party may hereafter specify for the purpose of receiving notice hereunder. A copy of any notice to the Investor shall be provided, as described above, to any counsel designated by the Investor in writing to the Company as above provided.

Section 5.2 No Waiver. No failure to exercise, and no delay in exercising, on the part of an Investor, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

Section 5.3 Governing Law; Construction. This Agreement, the Note, the Warrant and the Registration Rights Agreement shall each be deemed to be a contract made under the laws of the State of Florida, and shall be construed in accordance with the laws of the State of Florida. The descriptive headings of the several Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. This Agreement, the Note, the Warrant and the Registration Rights Agreement together with the Exhibits hereto and thereto and all documents, instruments and agreements executed pursuant hereto, constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written, and may not be contradicted by evidence of any alleged oral agreement. Venue for any action brought under this Agreement, the Note, the Warrant or the Registration Rights Agreement shall be in Orange County, Florida.

Section 5.4 Amendments, Waivers and Consents. Any term, covenant or condition of this Agreement may be amended, omitted or waived (either generally or in a particular instance and either retroactively or prospectively) only by written consent of all of the parties hereto.

Section 5.5 Expenses. Any expense incurred by either party (including, without limitation, reasonable attorneys' fees and disbursements) in connection with the negotiation, execution, administration or enforcement of this Agreement, the Note, the Warrant, the Registration Rights Agreement and any other document executed in connection with the obligations hereunder or thereunder and any amendment hereto or thereto shall be the sole responsibility and shall be paid such party.

Section 5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. The signatures to this Agreement need not all be on a single copy of this Agreement, and may be facsimiles rather than originals, and shall be fully as effective as though all signatures were originals on the same copy.

Section 5.7 Attorneys' Fees. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses including reasonable attorneys' fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or position prevailed.

Section 5.8 Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties.

                                      * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                    "COMPANY"

                                    GALAXY NUTRITIONAL FOODS, INC., a
                                    Delaware corporation


                                    By: /s/ Michael E. Broll
                                        ---------------------------------------
                                        Michael E. Broll
                                        Chief Executive Officer


                                   "INVESTOR"


                                    SRB GREENWAY CAPITAL, L.P.
                                    -----------------------------------------
                                    (Name of Entity)


                                    By: /s/ Steven R. Becker
                                        -------------------------------------
                                        Signature of Individual Executing)

                                    Member
                                    -----------------------------------------
                                    (Title)

                                    Steven R. Becker
                                    -----------------------------------------
                                    (Print Name)


                                    -----------------------------------------
                                    (FEIN)

                                    $69,600.00
                                    -----------------------------------------
                                    (Amount of Advance)

                                    Texas
                                    -----------------------------------------
                                    State of Residency or Principal Place of
                                    Business

                                    EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE LAW, AND MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION AND, IF REQUESTED BY THE MAKER, THE MAKER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT THE TRANSFER IS EXEMPT FROM THE REGISTRATION PROVISIONS UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO THE PROVISIONS OF A NOTE AND WARRANT AGREEMENT, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE


                                 PROMISSORY NOTE

$______________                                           ___________ __, 2005

      FOR VALUE RECEIVED, the undersigned, GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation ("Maker"), promises to pay to the order of _______________ ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at __________________________________, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of ______________________________ AND NO/100THS DOLLARS ($_________.00), together with interest on the outstanding principal balance hereof from the date hereof at the Interest Rate, in lawful money of the United States. Amounts payable hereunder shall be paid, at Payee's option as specified by Payee in writing from time to time, either by (i) check delivered to the office of Payee or (ii) wire transfer of immediately available funds to an account specified by Payee in writing from time to time. This Note is referred to in and issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of September 28, 2005, by and between Payee and Maker (as amended from time to time, the "Agreement").

      The Interest Rate shall be a floating rate calculated at an annual rate equal to three percent (3.0%) per annum in excess of the Bank Prime Rate of Interest per the Federal Reserve Bank in effect from time to time, calculated on the basis of a 360-day year, actual days elapsed, upon the principal balance hereof from time to time outstanding, but in no event to exceed the Maximum Rate (as defined below). Each adjustment in the Interest Rate shall be effective on the day the change in the Bank Prime Rate occurs.

      Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the fifteenth (15th) day of October, 2005, and subsequent installments being payable on the fifteenth (15th) day of each succeeding month thereafter until June 15, 2006 (the "Maturity Date"), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full. If any such day is not a business day, such payment shall be made on the next succeeding day which is a business day and interest shall continue to accrue thereon until paid. As used herein, "business day" means a day, other than a Saturday, Sunday or legal holiday, on which commercial banks in Orlando, Florida are open for the general transaction of business.

      The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

      The failure of Maker to pay any principal, interest or any other sums required hereunder when due under this Note shall constitute a default. If (i) a default shall occur hereunder and such default shall continue for ten (10) days after notice thereof is delivered by Holder to Maker, or (ii) an Event of Default shall occur under the Agreement, which Event of Default is not cured following the giving of any applicable notice and within any applicable cure period set forth in the Agreement, then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of a default as set forth herein or in the Agreement, which default is not cured following the giving of any applicable notice and within any applicable cure period set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is five percentage points (5.0%) in excess of the above-specified Interest Rate on the date of such default, or (ii) the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein.

      In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including, without limitation, all reasonable attorneys' fees and all court costs.

      Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of a default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

      This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Florida, and shall be enforceable in a court of competent jurisdiction in the State of Florida, regardless of in which state this Note is being executed.

      HOLDER AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS NOTE.

      As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                                    MAKER:

                                    GALAXY NUTRITIONAL FOODS, INC.
                                    a Delaware corporation


                                    By:
                                       ---------------------------------------
                                          Michael E. Broll
                                          Chief Executive Officer

                                    EXHIBIT B

      THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

      THIS WARRANT IS SUBJECT TO THE PROVISIONS OF A NOTE AND WARRANT AGREEMENT, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.


                         WARRANT TO PURCHASE SECURITIES
                                       OF
                         GALAXY NUTRITIONAL FOODS, INC.

                           Void after October 17, 2008

      This Warrant is issued to _____________, or its registered assigns (the "Holder") by Galaxy Nutritional Foods, Inc., a Delaware corporation (the "Company"), as of October 17, 2005 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of a Note and Warrant Purchase Agreement dated of September 28, 2005 (the "Purchase Agreement") in connection with a loan by the Holder to the Company. Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Purchase Agreement.

      1. Number of Shares Subject to Warrant. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company, to purchase from the Company, at a price equal to the Exercise Price (as defined in Section 2 below), shares of the Warrant Stock.

      For purposes of this Warrant:

            (A) "Common Stock" shall mean the Company's common stock, $0.01 par value.

            (B) "Expiration Date" shall mean October 17, 2008.

            (C) "Warrant Stock" shall mean __________ shares of the Company's Common Stock, subject to adjustment as described in Section 7 below.

            (D) "Shares" shall mean fully paid and non-assessable shares of Common Stock.

      2. Exercise Price. The per share purchase price for the Shares shall be 95% of the lowest closing sale price of the Common Stock on the AMEX Stock Exchange (or any successor exchange or quotation system on which the Common Stock is listed or quoted) during the 60 calendar days immediately preceding the Warrant Issue Date (the "Exercise Price"). The Exercise Price shall be subject to adjustment pursuant to Section 7 hereof.

      3. Exercise Period. Except as otherwise provided for herein, this Warrant shall be exercisable, in whole or in part, at any time and from time to time after the Warrant Issue Date. From and after 5:00 p.m., Orlando, Florida time, on the Expiration Date, all Warrants evidenced hereby shall thereafter be void and of no further force and effect. Whether or not surrendered to the Company by the Holder, this Warrant shall be deemed canceled upon the expiration hereof.

      4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 hereof, the purchase rights hereby represented may be exercised in whole or in part, at the election of the Holder, by the tender of the Notice of Exercise in substantially the form attached hereto as Exhibit A and the surrender of this Warrant at the principal office of the Company and by the payment to the Company in cash, by check, cancellation of indebtedness or other form of payment acceptable to the Company, of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased.

      5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, as applicable), but in no event more than five (5) business days following the exercise of this Warrant.

      6. Issuance of Shares. The Company hereby covenants that it will duly and validly reserve shares of Common Stock for issuance upon exercise of this Warrant. The Company covenants that the Shares of Warrant Stock, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. The Shares of Warrant Stock issued hereunder shall have the same rights and obligations pertaining to the other shares of Common Stock issued previously by the Company.

      7. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

            (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the exercise or expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional Common Stock as a dividend with respect to any of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, provided that the aggregate Exercise Price payable hereunder for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

            (b) Reclassification, Reorganization and Consolidation. In the event of any corporate reclassification, capital reorganization, consolidation, spin-off or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or dividend provided for in Section 7(a) above), then, as a condition of such event, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities and property receivable in connection with such event by a holder of the same number of shares for which this Warrant could have been exercised immediately prior to such event. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price, provided that the aggregate exercise price payable hereunder for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.

            (c) Adjustment to Number of Shares. Upon each adjustment of the Exercise Price, the number of Shares issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (x) the product resulting from multiplying (i) the number of Shares issuable upon exercise of the Warrant, and (ii) the Exercise Price, in each case as in effect immediately before such adjustment by (y) the adjusted Exercise Price.

            (d) Notice of Adjustment. When any adjustment is required to be made to the Exercise Price or in the number or kind of Shares purchasable upon exercise of the Warrant, the Company shall promptly notify the Holder of such event and of the adjusted Exercise Price or number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

      8. Assumption of Warrant. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be an acquisition of the Company by another entity by means of a merger, reorganization or consolidation of the Company or any other transaction in which the owners of the Company's outstanding voting power immediately prior to such transaction own, directly or indirectly, less than 51% of the voting power of the resulting or surviving entity immediately upon completion of such transaction, then, as a part of such acquisition, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such acquisition which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such acquisition if this Warrant had been exercised immediately before such acquisition.

      9. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of any fractional Share the Company shall make a cash payment therefor on the basis of the closing sale price of the Common Stock on the AMEX Stock Exchange (or any successor exchange or quotation system on which the Common Stock is listed or quoted) on the date of exercise.

      10. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares of Warrant Stock, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the notices required under this Warrant.

      11. Compliance With Securities Act; Transferability of Warrant or Shares.

            (a) Compliance With Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the Shares issuable upon exercise of this Warrant, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Shares issuable upon exercise of this Warrant, except under circumstances which will not result in a violation of the Securities Act, or any applicable state securities laws. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM, AND, IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THAT EFFECT. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE."

            (b) Transferability. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed for transfer by delivery of an Assignment Form in substantially the form attached hereto as Exhibit B, to the Company at the address set forth in Section 15 hereof, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

      12. Restricted Securities. The Holder understands that this Warrant and the Shares issuable upon exercise of this Warrant, may not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for herein and in the Purchase Agreement is exempt pursuant to Section 4(2) of the Securities Act based on the representations of the Holder set forth herein and in the Purchase Agreement. The Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Warrant, the business of the Company, and to obtain additional information to such Holder's satisfaction. The Holder further represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act, as presently in effect. The Holder further represents that this Warrant is being acquired for the account of the Holder for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

      13. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

      14. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

      15. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (iii) one day after being sent, when sent by professional overnight courier service, or (iv) three business days after posting when sent by registered or certified mail. Notices shall be sent to the addresses set forth in the Purchase Agreement.

      16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

      17. Governing Law. This Warrant shall be governed by the laws of the State of Florida, without regard to the choice or conflict of laws principles thereof.

                                      * * *

      IN WITNESS WHEREOF, the undersigned have caused this Warrant to be duly executed as of the date first set forth above.

                                    COMPANY

                                    GALAXY NUTRITIONAL FOODS, INC.


                                    By:
                                       ---------------------------------
                                       Michael E. Broll
                                       Chief Executive Officer


                                     HOLDER


                                    -----------------------------------------
                                    (Name of Entity, if applicable)


                                    By:
                                       -------------------------------------
                                       (Signature of Individual Executing)


                                    -----------------------------------------
                                    (Title, if applicable)


                                    -----------------------------------------
                                    (Print Name of Holder if an Individual)

                                    EXHIBIT A

                               NOTICE OF EXERCISE

To:   Galaxy Nutritional Foods, Inc.
      2441 Viscount Row
      Orlando, Florida 32809

                  The undersigned hereby elects to [check applicable subsection]:

______________    (a)   Purchase __________ Shares (as defined in the attached
                        Warrant) of Galaxy Nutritional Foods, Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per Share required under such Warrant accompanies this notice;

                  OR

______________    (b)   Exercise the attached Warrant or portion thereof for all
                        of ___________ Shares under the Warrant pursuant to the net exercise provisions of Section 4 of such Warrant.

            The Holder reaffirms all covenants, representations and warranties made by it in Section 12 and agrees that all such covenants, representations and warranties shall be deemed to be have been re-made as of the date hereof.

Date:                               WARRANTHOLDER:
     -----------------------
                                    By:
                                       ---------------------------------------
                                       Name:
                                       Address:

Name in which shares should be registered: _________________

                                    EXHIBIT B

                                 ASSIGNMENT FORM

To:   Galaxy Nutritional Foods, Inc.
      2441 Viscount Row
      Orlando, Florida 32809

The undersigned hereby assigns and transfers unto ________________________ of ________________________________________ (Please typewrite or print in block letters) the right to purchase ____________ Shares (as defined in the Warrant) of Galaxy Nutritional Foods, Inc. subject to the Warrant, dated as of _____________________________, by and between Galaxy Nutritional Foods, Inc. and the undersigned (the "Warrant").

This assignment complies with the provisions of Section 11 of the Warrant and is accompanied by funds sufficient to pay all applicable transfer taxes.

In addition, the undersigned and/or its assignee will provide such evidence as is reasonably requested by, Galaxy Nutritional Foods, Inc., to evidence compliance with applicable securities laws as contemplated by Sections 11 and 12 of the Warrant.


Date:                               By:
     -----------------------           ---------------------------------


                                    ------------------------------------
                                    (Print Name of Signatory)

                                    ------------------------------------
                                    (Title of Signatory)

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ____________, 2005, by and between Galaxy Nutritional Foods, Inc., a Delaware corporation, with headquarters located at 2441 Viscount Road, Orlando, Florida 32809 (the "Company") and ___________________, a ____________ (the "Investor"),
whose address is _________________.

                             PRELIMINARY STATEMENTS

      A. In connection with the Note and Warrant Purchase Agreement by and between the parties dated as of September 28, 2005 (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue to the Investor a certain Warrant described therein relating to ___________ shares (subject to certain adjustments as provided in the Warrant) of the Company's common stock, par value $0.01 per share (the "Common Stock"); and

      B. To induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

      1. DEFINITIONS.

            a. As used in this Agreement, the following terms shall have the following meanings:

                  (i) "Investor" means the Investor and any transferee or assignee thereof who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                  (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                  (iii) "Registrable Securities" means the shares of Warrant Stock (as defined in the Warrant) and any securities into which such Warrant Stock may hereafter be reclassified.

                  (iv) "Registration Period" means the period commencing on the date hereof and expiring on the date that (A) the Investor may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act, or (B) the Investor has sold all of the Registrable Securities.

                  (v) "Registration Statement" means a registration statement of the Company under the 1933 Act.

            b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Warrant.

      2. REGISTRATION RIGHTS.

      If at any time during the Registration Period, the Company shall file with the SEC a Registration Statement, or a pre-effective amendment to a Registration Statement already filed with the SEC, relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to the Investor who is entitled to registration rights under this Section 2 written notice of the intended filing of such Registration Statement and, if within twenty (20) days after receipt of such notice, the Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities the Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only a limited portion of the Registrable Securities with respect to which the Investor has requested inclusion hereunder, such portion to be determined as hereinafter provided; provided that no portion of the equity securities which the Company is offering for its own account shall be excluded; provided, further that the Company shall be entitled to exclude Registrable Securities to the extent necessary to avoid breaching obligations existing prior to the date hereof to other stockholders of the Company. Subject to the foregoing, the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities, and, after giving effect to the immediately preceding clause, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights as of date hereof. The obligations of the Company under this Section 2 may be waived by the Investor. If an offering in connection with which the Investor is entitled to registration under this Section 2 is an underwritten offering, then if the Investor's Registrable Securities are included in such Registration Statement the Investor shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

      3. OBLIGATIONS OF THE COMPANY.

      In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

            a. A Registration Statement filed pursuant to this Agreement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

            c. The Company shall furnish to the Investor if its Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor.

            d. As promptly as practicable after becoming aware of such event, the Company shall notify the Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Investor as the Investor may reasonably request.

            e. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify the Investor if the Investor holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

            f. The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) the Company determines disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor and allow the Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

            g. The Company shall use its best efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the American Stock Exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

            h. The Company shall cooperate with the Investor if it holds Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investor may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investor may request.

      4. OBLIGATIONS OF THE INVESTOR.

      In connection with the registration of the Registrable Securities, the Investor shall have the following obligations:

            a. It shall be a condition precedent to the obligations of the Company to complete the registration of Registrable Securities pursuant to this Agreement that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least twenty (20) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor if the Investor elects to have any of the Investor's Registrable Securities included in the Registration Statement.

            b. The Investor, by the Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, or any amendment thereto, unless the Investor has notified the Company in writing of the Investor's election to exclude all of the Investor's Registrable Securities from the Registration Statement.

            c. The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d) or 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d) or 3(e) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            d. The Investor may not participate in any underwritten registration hereunder unless the Investor (i) agrees to sell the Investor's Registrable Securities on the basis provided in any underwriting arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (provided that all such agreements and documents shall be in substantially the same form as those executed by the Company and the other selling stockholders participating in such distribution), and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

            e. The Investor shall give notice to the Company when it has sold all of the Registrable Securities.

      5. EXPENSES OF REGISTRATION.

      All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

      6. INDEMNIFICATION.

      In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) the Investor who holds such Registrable Securities, and
(ii) the directors, officers and each person who controls the Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) (collectively, "Claims") to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state a material fact therein required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investor or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

            b. In connection with any Registration Statement in which the Investor is participating, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement or to the extent such Claim is based upon any violation or alleged violation by the Investor of the 1933 Act, 1934 Act or any other law; and the Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

            c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

            d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

      7. CONTRIBUTION.

      To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

      8. REPORTS UNDER THE 1934 ACT.

      With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

            a. make and keep public information available, as those terms are understood and defined in Rule 144;

            b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

            c. furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

      9. ASSIGNMENT OF REGISTRATION RIGHTS.

      The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company promptly after such assignment, (ii) the Company is, promptly after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws,
(iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement, and applicable law, including federal and state securities laws.

      10. AMENDMENT OF REGISTRATION RIGHTS.

      Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Investor and the Company.

      11. MISCELLANEOUS.

            a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

            b. Any notices required or permitted to be given under the terms of this Agreement shall be sent by registered or certified mail, return receipt requested, or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be as set forth in the Purchase Agreement or, in respect of any party, at such other address of which such party shall notify the other parties in writing.

            c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            d. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

            e. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

            f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

                                    "Company"

                                    GALAXY NUTRITIONAL FOODS, INC.


                                    By:
                                       ---------------------------------
                                          Michael E. Broll
                                          Chief Executive Officer


                                   "Investor"


                                    -----------------------------------------
                                    (Name of Entity, if applicable)


                                    By:
                                       -------------------------------------
                                       (Signature of Individual Executing)

                                    -----------------------------------------
                                    (Title, if applicable)


                                    -----------------------------------------
                                    (Print Name of Investor if an Individual)